UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Magnum Hunter Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware	86-0879278
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

777 Post Oak Boulevard, Suite 650 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.0% Series D Cumulative Preferred Stock	NYSE Amex

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-169651.

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.	Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of shares of 8.0% Series D Cumulative Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), of Magnum Hunter Resources Corporation, a Delaware corporation (the “Registrant”).  The description of the Series D Preferred Stock to be registered hereunder is set forth under the caption “Description of Series D Preferred Stock” in the Registrant’s Prospectus Supplement with respect to the Series D Preferred Stock (the “Prospectus Supplement”) to be filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, relating to the Registrant’s Registration Statement on Form S-3 (File No. 333-169651), as amended, which became effective as of November 12, 2010.  The Prospectus Supplement, including the description of the Series D Preferred Stock therein, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

4.1	Restated Certificate of Incorporation of the Registrant, filed February 13, 2002 (incorporated by reference from the Registrant’s Registration Statement on Form SB-2 filed on March 21, 2006).
4.1.1
Certificate of Amendment to Certificate of Incorporation of the Registrant, filed May 8, 2003 (incorporated by reference from the Registrant’s Registration Statement on Form SB-2 filed on March 21, 2006).

4.1.2
Certificate of Amendment to Certificate of Incorporation of the Registrant, filed June 6, 2005 (incorporated by reference from the Registrant’s Registration Statement on Form SB-2 filed on March 21, 2006).

4.1.3
Certificate of Amendment to Certificate of Incorporation of the Registrant, filed July 18, 2007 (incorporated by reference from the Registrant’s Quarterly Report on Form 10-QSB filed on August 14, 2007).

4.1.4
Certificate of Amendment to Certificate of Incorporation of the Registrant, filed November 3, 2010 (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on November 2, 2010).

4.2	Amended and Restated Bylaws of the Registrant, dated March 15, 2001 (incorporated by reference from the Registrant’s Registration Statement on Form SB-2 filed on March 21, 2006).
4.2.1	Amendment to Bylaws of the Registrant, dated April 14, 2006 (incorporated by reference from the Registrant’s Amendment No. 1 to Registration Statement on Form SB-2 filed on June 9, 2006).
4.2.2	Amendment to Bylaws of the Registrant, dated October 12, 2006 (incorporated by reference from the Registrant’s Amendment No. 1 to Registration Statement on Form SB-2 filed on September 21, 2007).
4.3.1
Certificate of Designation of Rights and Preferences of 10.25% Series C Cumulative Perpetual Preferred Stock, dated December 10, 2009 (incorporated by reference from the Registrant’s Registration Statement on Form 8-A filed on December 10, 2009).

4.3.2
Certificate of Amendment of Certificate of Designation of Rights and Preferences of 10.25% Series C Cumulative Perpetual Preferred Stock, dated August 2, 2010 (incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q filed on August 12, 2010).

4.3.3
Certificate of Amendment of Certificate of Designation of Rights and Preferences of 10.25% Series C Cumulative Perpetual Preferred Stock, dated September 8, 2010 (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on September 15, 2010).

4.4	Certificate of Designation of Rights and Preferences of 8.0% Series D Cumulative Preferred Stock, dated March 16, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Magnum Hunter Resources Corporation

Date: March 16, 2011	By:	/s/ Gary C. Evans
Gary C. Evans
Chairman and Chief Executive Officer

EXHIBIT INDEX

4.1	Restated Certificate of Incorporation of the Registrant, filed February 13, 2002 (incorporated by reference from the Registrant’s Registration Statement on Form SB-2 filed on March 21, 2006).
4.1.1
Certificate of Amendment to Certificate of Incorporation of the Registrant, filed May 8, 2003 (incorporated by reference from the Registrant’s Registration Statement on Form SB-2 filed on March 21, 2006).

4.1.2
Certificate of Amendment to Certificate of Incorporation of the Registrant, filed June 6, 2005 (incorporated by reference from the Registrant’s Registration Statement on Form SB-2 filed on March 21, 2006).

4.1.3
Certificate of Amendment to Certificate of Incorporation of the Registrant, filed July 18, 2007 (incorporated by reference from the Registrant’s Quarterly Report on Form 10-QSB filed on August 14, 2007).

4.1.4
Certificate of Amendment to Certificate of Incorporation of the Registrant, filed November 3, 2010 (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on November 2, 2010).

4.2	Amended and Restated Bylaws of the Registrant, dated March 15, 2001 (incorporated by reference from the Registrant’s Registration Statement on Form SB-2 filed on March 21, 2006).
4.2.1	Amendment to Bylaws of the Registrant, dated April 14, 2006 (incorporated by reference from the Registrant’s Amendment No. 1 to Registration Statement on Form SB-2 filed on June 9, 2006).
4.2.2	Amendment to Bylaws of the Registrant, dated October 12, 2006 (incorporated by reference from the Registrant’s Amendment No. 1 to Registration Statement on Form SB-2 filed on September 21, 2007).
4.3.1
Certificate of Designation of Rights and Preferences of 10.25% Series C Cumulative Perpetual Preferred Stock, dated December 10, 2009 (incorporated by reference from the Registrant’s Registration Statement on Form 8-A filed on December 10, 2009).

4.3.2
Certificate of Amendment of Certificate of Designation of Rights and Preferences of 10.25% Series C Cumulative Perpetual Preferred Stock, dated August 2, 2010 (incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q filed on August 12, 2010).

4.3.3
Certificate of Amendment of Certificate of Designation of Rights and Preferences of 10.25% Series C Cumulative Perpetual Preferred Stock, dated September 8, 2010 (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on September 15, 2010).

4.4	Certificate of Designation of Rights and Preferences of 8.0% Series D Cumulative Preferred Stock, dated March 16, 2011.